EXHIBIT 5.1



                      AKERMAN, SENTERFITT & EIDSON, P.A.
                               ATTORNEYS AT LAW

                         SUNTRUST INTERNATIONAL CENTER
                                  28TH FLOOR
                          ONE SOUTHEAST THIRD AVENUE
                           MIAMI, FLORIDA 33131-1714
                                (305) 374-5600
                            TELECOPY (305) 374-5095


                                April 30, 1998


Aviation Sales Company
6905 N.W. 25th Street
Miami, FL 33132


      RE: AVIATION SALES COMPANY REGISTRATION STATEMENT ON FORM S-4 INCLUDING
          PROXY STATEMENT/PROSPECTUS DATED APRIL 30, 1998
          (THE "REGISTRATION STATEMENT")


Ladies and Gentlemen:


     We have acted as counsel to Aviation Sales Company, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of the Registration Statement under the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of up to 3,101,229 shares (the "Shares") of the Company's common stock, par value $0.001 per share ("Common Stock"), which may be issued by the Company in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of March 26, 1998 (the "Merger Agreement"), among the Company, WHC Acquisition Corp. ("Sub"), a wholly-owned subsidiary of the Company, and Whitehall Corporation ("Whitehall"), pursuant to which Sub will be merged with and into Whitehall (the "Merger") and all of the issued and outstanding shares of Whitehall common stock will be converted into the Shares.



     We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and authenticity of all documents, instruments, records and certificates submitted to us as originals.


     Based upon such examination and review and upon the representations made to us by the officers and directors of the Company, we are of the opinion that when the Registration Statement becomes effective under the Securities Act of 1933, as amended, and the Shares are issued pursuant to the terms of the Merger Agreement, the Shares will constitute legally issued, fully paid and non-assessable securities of the Company.


     The opinions expressed herein are limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by any other jurisdiction.

     This firm consents to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the firm under the caption "Legal Matters" in the Proxy Statement/Prospectus which is part of the Registration Statement.


                                        Very truly yours,



                                        AKERMAN, SENTERFITT & EIDSON, P.A.




                                        /s/ Akerman, Senterfitt & Eidson, P.A.
                                        --------------------------------------